UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 4, 2026

Granite Point Mortgage Trust Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-38124	61-1843143
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3 Bryant Park, Suite 2400A

New York,           NY 10036

(Address of principal executive offices)
(Zip Code)

Registrant’s telephone number, including area code: (212) 364-5500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	GPMT	NYSE
7.00% Series A Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, par value $0.01 per share	GPMTPrA	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 4, 2026, the Board of Directors (the “Board”) of Granite Point Mortgage Trust Inc. (the “Company”) adopted a revised Director Compensation Policy (the “Policy”), effective immediately. The Policy provides for cash and equity compensation to be paid to members of the Board for their service on the Board and its committees. Under the Policy as revised, directors who are independent under the listing standards of the New York Stock Exchange will receive an annual cash retainer of $100,000 ($160,000 for the Chair), paid quarterly in arrears; a restricted stock unit (“RSU”) award worth $50,000 ($80,000 for the Chair) at the beginning of each Board term, with a one-year vesting period; and a long-term cash award of $50,000 ($80,000 for the Chair) at the beginning of each Board term, with a one-year vesting term. The Policy provides for the payment of additional amounts in cash retainers and RSUs for the Chairs and other members of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee.

Under the predecessor version of the Policy, the directors had received the annual cash retainer as detailed above plus an RSU award worth $100,000 ($160,000 for the Chair) at the beginning of the Board term, but no long-term cash award. The Board decided to split the RSU portion of Board pay equally between RSUs and a long-term cash award in the revised Policy to limit the dilutive effect of the equity grants to directors. No other material changes were included in the June 4, 2026, revisions. The foregoing description of the Policy is qualified in its entirety by the terms of the Policy, which is attached as Exhibit 10.1 hereto and incorporated by reference herein.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its 2026 Annual Meeting of Stockholders (the “Annual Meeting”) on June 4, 2026, for the purpose of: (i) electing seven directors to serve on the Board until the 2027 Annual Meeting of Stockholders; (ii) approving on an advisory basis the compensation of the Company’s named executive officers; and (iii)  ratifying the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026.

On April 6, 2026, the record date for the Annual Meeting, there were 47,919,625 shares of the Company’s common stock outstanding and entitled to vote at the Annual Meeting. There were 34,123,267 shares represented in person or by proxy at the Annual Meeting, constituting a quorum for the transaction of business.

Proposal 1 — Election of Directors

Each of the seven director nominees proposed by the Board was elected to serve as a director until the Company’s 2027 Annual Meeting of Stockholders, or until his or her successor is duly elected and qualified. The voting results for each director nominee were as follows:

Nominee	For	Against	Abstain	Broker Non-Votes
Tanuja M. Dehne	18,154,513	1,588,603	1,322,250	13,057,901
Patrick G. Halter	19,172,126	1,591,607	301,633	13,057,901
Stephen G. Kasnet	18,055,156	1,705,297	1,304,913	13,057,901
Sheila K. McGrath	19,195,496	1,618,761	251,109	13,057,901
Lazar Nikolic	19,223,834	1,594,838	246,694	13,057,901
John A. Taylor	19,238,468	1,593,103	233,795	13,057,901
Hope B. Woodhouse	18,010,372	1,738,012	1,316,982	13,057,901

Proposal 2 — Approval of Advisory Vote on Executive Compensation

Stockholders approved the advisory resolution on the Company’s executive compensation. The proposal received the following final voting results:

For	Against	Abstain	Broker Non-Votes
17,500,001	2,152,885	1,412,480	13,057,901

Proposal 3 — Ratification of Selection of Independent Registered Public Accounting Firm

Stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026. The proposal received the following final voting results:

For	Against	Abstain
33,290,665	395,844	436,758

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Director Compensation Policy

104	Cover Page Interactive Data File, formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 5, 2026	GRANITE POINT MORTGAGE TRUST INC.

By:	/s/ MICHAEL J. KARBER
Michael J. Karber
General Counsel and Secretary